Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 6 dated May 15, 2026 relating to the Common Stock, par value $0.001 per share, of PureCycle Technologies, Inc. shall be filed on behalf of the undersigned.

SAMLYN CAPITAL, LLC

By:	Samlyn, LP, its sole member

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

SAMLYN, LP

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

ROBERT POHLY

By:	/s/ Robert Pohly